SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 4, 2001
                                                          ---------------

                          COMMISSION FILE NUMBER 0-7570


 DELAWARE                   CONSTELLATION BRANDS, INC.             16-0716709
                               and its subsidiaries:
 NEW YORK                   BATAVIA WINE CELLARS, INC.             16-1222994
 NEW YORK                   CANANDAIGUA WINE COMPANY, INC.         16-1462887
 NEW YORK                   CANANDAIGUA EUROPE LIMITED             16-1195581
 ENGLAND AND WALES          CANANDAIGUA LIMITED                    98-0198402
 NEW YORK                   POLYPHENOLICS, INC.                    16-1546354
 NEW YORK                   ROBERTS TRADING CORP.                  16-0865491
 NETHERLANDS                CANANDAIGUA B.V.                       98-0205132
 DELAWARE                   FRANCISCAN VINEYARDS, INC.             94-2602962
 CALIFORNIA                 ALLBERRY, INC.                         68-0324763
 CALIFORNIA                 CLOUD PEAK CORPORATION                 68-0324762
 CALIFORNIA                 M.J. LEWIS CORP.                       94-3065450
 CALIFORNIA                 MT. VEEDER CORPORATION                 94-2862667
 DELAWARE                   BARTON INCORPORATED                    36-3500366
 DELAWARE                   BARTON BRANDS, LTD.                    36-3185921
 MARYLAND                   BARTON BEERS, LTD.                     36-2855879
 CONNECTICUT                BARTON BRANDS OF CALIFORNIA, INC.      06-1048198
 GEORGIA                    BARTON BRANDS OF GEORGIA, INC.         58-1215938
 ILLINOIS                   BARTON CANADA, LTD.                    36-4283446
 NEW YORK                   BARTON DISTILLERS IMPORT CORP.         13-1794441
 DELAWARE                   BARTON FINANCIAL CORPORATION           51-0311795
 WISCONSIN                  STEVENS POINT BEVERAGE CO.             39-0638900
 ILLINOIS                   MONARCH IMPORT COMPANY                 36-3539106
(State or other            (Exact name of registrant as         (I.R.S. Employer
 jurisdiction of            specified in its charter)            Identification
 incorporation or                                                No.)
 organization)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Constellation Brands, Inc. released the following information on January 4, 2001, regarding its third quarter 2001 results:


             CONSTELLATION'S EARNINGS UP 17 PERCENT IN THIRD QUARTER
                 BEER SALES AND MARGIN IMPROVEMENTS FUEL GROWTH


FAIRPORT, NEW YORK, JANUARY 4, 2001 - Constellation Brands, Inc. (NYSE: STZ and STZ.B) today reported earnings per share on a fully diluted basis of $1.87 for the three months ended November 30, 2000 ("Third Quarter 2001"), an increase of 17 percent over earnings per share of $1.60 for the three months ended November 30, 1999 ("Third Quarter 2000"). Net income also increased 17 percent to reach $35 million versus net income of $30 million for the same period a year ago.
     Richard Sands, Chairman, Chief Executive Officer and President of Constellation said, "I am very pleased to report the best quarter in the Company's history. We had both record earnings and record sales of our branded and wholesale products, on a currency adjusted basis. Our strategy of meeting today's consumers' diverse needs with the broadest brand portfolio in the industry, while focusing on the distribution channels for each category necessary to reach the consumer, continues to drive demand for our products. Growth in our branded business was driven by imported beer sales, led by Corona, which increased over 20%, UK table wines, led by Stowells of Chelsea, which increased 24%, and spirits, led by vodka, tequila and prepared cocktails, which was up 6%." Sands further stated that, "We expect our favorable earnings results to continue through the fiscal year."

CONSOLIDATED RESULTS
     Net sales reported for Third Quarter 2001 of $630 million represents a four percent decrease from net sales reported for the comparable period a year ago. After adjusting for an adverse foreign currency impact, net sales would have been $654 million versus $653 million reported for Third Quarter 2000. Sales for our branded and wholesale products increased 2%, offset by significant declines in non-branded businesses. Sales growth was impacted by difficult comparisons against the prior period due to Millennium activities, particularly special occasion items like fine wines and champagnes. Net sales for the nine months ended November 30, 2000 ("Nine Months 2001") reached $1.85 billion, an increase of three percent versus net sales of $1.80 billion reported for the nine months ended November 30, 1999 ("Nine Months 2000"). After adjusting for an unfavorable foreign currency impact, net sales would have been $1.89 billion, an increase of five percent versus a year ago.
     As a percent of net sales, gross margin for Third Quarter 2001 improved 93 basis points to 33.0 percent versus the same quarter a year ago. The margin improvements were driven primarily by price increases taken in the Company's fine wine business as well as cost improvements in the Company's United Kingdom division, Matthew Clark. With the gross margin improvement, gross profit remained essentially unchanged at $208 million, compared to gross profit for Third Quarter 2000. Gross profit and gross margin for Nine Months 2001 were $593 million and 32.0 percent, respectively, compared to $555 million and 30.7 percent for Nine Months 2000.
     Selling, general and administrative expenses, as a percent of net sales were favorable by 76 basis points compared to the prior period, declining from 20.3% to 19.5%. Selling, general and administrative expenses were $123 million for Third Quarter 2001 compared to $132 million reported for the same period last year. The decrease is primarily attributed to reduced marketing costs associated with Millennium promotions a year ago. For Nine Months 2001, selling, general and administrative expenses, as a percent of net sales, were virtually unchanged. Selling, general and administrative expenses reached $379 million for Nine Months 2001 compared to $368 million reported for the same period a year ago.
     Operating income in Third Quarter 2001 reached $85 million versus $77 million for the same period last year, an increase of ten percent. For Nine Months 2001, operating income increased by 14 percent to reach $213 million compared to $187 million reported for the comparable period last year, excluding the pretax impact of nonrecurring charges reported for Nine Months 2000.

     Net interest expense for Third Quarter 2001 decreased two percent to $27 million from $28 million reported for same period a year ago, despite higher average borrowing costs. The decline in net interest expense for the quarter is primarily attributed to lower average borrowings when compared to Third Quarter 2000 as the Company continues to use free cash flow to pay down debt. For Nine Months 2001, net interest expense increased five percent to reach $82 million versus $78 million for the same period a year ago. The increase in net interest expense can be primarily attributed to higher debt levels for the full period related to financing the Franciscan and Simi acquisitions.
     Net income for Third Quarter 2001 grew 17 percent to reach $35 million versus $30 million reported for the comparable quarter a year ago. Earnings per share on a fully diluted basis were $1.87 versus $1.60, an increase of 17 percent when compared to the comparable period last year. For Nine Months 2001, net income increased 21 percent to reach $79 million versus $65 million for the comparable period a year ago, excluding the after-tax impact of nonrecurring charges reported for Nine Months 2000. Earnings per share on a fully diluted basis were $4.24 for Nine Months 2001, representing an increase of 20 percent when compared to fully diluted earnings per share of $3.52 for the same period last year, excluding the after-tax impact of nonrecurring charges reported for Nine Months 2000.

BARTON
     Barton's net sales for Third Quarter 2001 grew 13 percent to reach $242 million. Beer sales increased 22 percent for the quarter, primarily driven by volume increases. Increases in branded spirits sales of 6% were offset by lower contract manufacturing sales.
     Operating income grew 12 percent to reach $46 million versus $41 million reported for the comparable period last year, led by increases in the imported beer portfolio.
     Compared to the prior period, net sales and operating income for Nine Months 2001 increased to $763 million and $136 million, respectively, or 15 percent and 18 percent, respectively. On a pro forma basis, net sales and operating income grew 13 percent and 15 percent, respectively.

CANANDAIGUA WINE
     Canandaigua Wine's net sales for Third Quarter 2001 decreased to $184 million compared to $207 million reported for the comparable quarter last year. Increases in Arbor Mist and Paul Masson Grande Amber sales were offset by lower champagne sales during Third Quarter 2001 compared to the prior year, which included the impact associated with the Millennium, lower table wine sales and lower bulk wine and grape juice concentrate sales.
     Operating income for Third Quarter 2001 was $16 million versus $19 million reported for the same period a year ago due to lower sales.
     Net sales and operating income for Nine Months 2001 were $514 million and $35 million, respectively. For the comparable period a year ago, net sales and operating income were $541 million and $37 million, respectively, excluding the pretax impact of nonrecurring charges reported for Nine Months 2000.

MATTHEW CLARK
     Matthew Clark's net sales for Third Quarter 2001 were $180 million versus $205 million reported for the comparable quarter a year ago, a decrease of 12 percent, due to an adverse foreign currency impact amounting to $25 million. On a currency-adjusted basis, sales increases in branded table wine, packaged cider and sales from Forth Wines, which was acquired on October 27, 2000, were offset by declines in draft cider and private label.
     Operating income for Third Quarter 2001 reached $18 million, an increase of 21 percent when compared with $15 million reported for the comparable period last year. The growth in operating income is primarily related to the following areas: continued benefits received from depot rationalization and a focus on customer profitability in the wholesale business; realization of the full benefit of the cider mill consolidation which was completed in the spring of 1999; and the shift from private label business to focus on higher margin branded business.

     Net sales for Nine Months 2001 were $519 million versus $555 million reported for the same period last year. Net sales were up approximately one percent adjusting for the adverse impact of foreign currency fluctuations, amounting to $42 million. Excluding the pretax nonrecurring charges reported for Nine Months 2000, operating income increased ten percent to reach $41 million versus $37 million reported for the same period last year. Adjusting for foreign currency fluctuations, operating income would have increased 19%.

FRANCISCAN
     Franciscan's net sales for Third Quarter 2001 were $28 million versus $27 million reported for the comparable quarter last year. Sales growth this quarter was favorable in view of the prior year's third quarter, which was a particularly strong quarter with sales up 37%.
     Driven by increases in pricing, operating income grew to $9 million compared to $6 million reported for the comparable quarter a year ago, an increase of 50 percent.
     Net sales and operating income for Nine Months 2001 were $71 million and $19 million, respectively. On a pro forma basis, net sales for Nine Months 2001 increased 12 percent.

OUTLOOK
     The following statements are management's current expectations for the Company's three months ending February 28, 2001 ("Fourth Quarter 2001"). These statements are made as of the date of this press release and are forward-looking. Actual results may differ materially from these expectations due to a number of risks and uncertainties.

- Fully diluted earnings per share for Fourth Quarter 2001 are expected to be within a range of $0.95 to $0.98.

     The Company anticipates holding its fourth quarter conference call to discuss its financial results and Fiscal 2002 expectations on April 12, 2001.

STATUS OF BUSINESS OUTLOOK AND RELATED RISK FACTORS STATEMENTS
     During the quarter Constellation may reiterate the estimates set forth above under the heading Outlook (collectively the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning February 15, 2001, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for April 12, 2001.
     The statements made under the heading Outlook are forward-looking statements. These forward-looking statements do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Further, these statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a detailed list of the risk factors that may adversely impact these forward-looking statements, please refer to Attachment A set forth below in this press release; please also refer to our Company's Securities and Exchange Commission filings.

ABOUT CONSTELLATION
     Constellation Brands, Inc., headquartered in Fairport, New York, is a leader in the production, marketing and distribution of beverage alcohol products in North America and the United Kingdom. The Company markets leading brands, including imported beers, wines, spirits, cider and bottled water, and is a leading drinks wholesaler in the United Kingdom. Constellation can be found on the Internet at www.cbrands.com.

                             CONFERENCE CALL DETAILS
     A conference call to discuss the quarterly results will be hosted by Richard Sands, CEO, and Tom Summer, CFO, on Thursday, January 4, 2001, at 10:00 a.m. EST. The conference call can be accessed by dialing (800) 860-2442. A live listen-only web cast of the conference call is available on the Internet at Constellation's web site: www.cbrands.com under: Investor Info.

     If you are unable to participate in the conference call, there will be a replay available on Constellation's web site.

--------------------------------------------------------------------------------
                    CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                               (in thousands)

                                           November 30, 2000   February 29, 2000
                                              (unaudited)          (audited)
                                           -----------------   -----------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                   $      1,871       $     34,308
  Accounts receivable, net                         386,908            291,108
  Inventories, net                                 699,885            615,700
  Prepaid expenses and other current assets         70,140             54,881
                                              ------------       ------------
    Total current assets                         1,158,804            995,997
PROPERTY, PLANT AND EQUIPMENT, net                 536,300            542,971
OTHER ASSETS                                       770,686            809,823
                                              ------------       ------------
  Total assets                                $  2,465,790       $  2,348,791
                                              ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                               $    121,000       $     26,800
  Current maturities of long-term debt              37,544             53,987
  Accounts payable                                 163,195            122,213
  Accrued excise taxes                              44,853             30,446
  Other accrued expenses and liabilities           245,538            204,771
                                              ------------       ------------
    Total current liabilities                      612,130            438,217
LONG-TERM DEBT, less current maturities          1,123,929          1,237,135
DEFERRED INCOME TAXES                              116,523            116,447
OTHER LIABILITIES                                   30,337             36,152
STOCKHOLDERS' EQUITY                               582,871            520,840
                                              ------------       ------------
  Total liabilities and stockholders' equity  $  2,465,790       $  2,348,791
                                              ============       ============

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)

                                    Three Months        Three Months
                                        Ended               Ended
                                  November 30, 2000   November 30, 1999  Percent
                                     (unaudited)         (unaudited)     Change
                                  -----------------   -----------------  -------
Gross sales                          $   833,447         $   864,075       -4%
Net sales                            $   629,577         $   652,969       -4%
Cost of product sold                    (421,524)           (443,282)      -5%
                                     -----------         -----------
    Gross profit                         208,053             209,687       -1%
Selling, general and
  administrative expenses               (122,815)           (132,309)      -7%
                                     -----------         -----------
    Operating income                      85,238              77,378       10%
Interest expense, net                    (26,983)            (27,544)      -2%
                                     -----------         -----------
    Income before income taxes            58,255              49,834       17%
Provision for income taxes               (23,302)            (19,934)      17%
                                     -----------         -----------
    Net income                       $    34,953         $    29,900       17%
                                     ===========         ===========

Earnings per common share:
    Basic                            $      1.90         $      1.65       15%
    Diluted                          $      1.87         $      1.60       17%
Weighted average common shares
  outstanding:
    Basic                                 18,394              18,083        2%
    Diluted                               18,734              18,651        0%

Segment Information:
Net sales:
    Barton
      Beer                           $   163,292         $   134,155       22%
      Spirits                             79,096              80,548       -2%
                                     -----------         -----------
        Net sales                    $   242,388         $   214,703       13%
    Canandaigua Wine
      Branded                        $   162,112         $   182,190      -11%
      Other                               21,484              24,925      -14%
                                     -----------         -----------
        Net sales                    $   183,596         $   207,115      -11%
    Matthew Clark
      Branded                        $    79,355         $    93,157      -15%
      Wholesale                          100,725             112,049      -10%
                                     -----------         -----------
        Net sales                    $   180,080         $   205,206      -12%
    Franciscan                       $    27,818         $    27,473        1%
    Corporate Operations and Other   $       826         $     1,233      -33%
    Intersegment eliminations        $    (5,131)        $    (2,761)      86%
                                     -----------         -----------
Consolidated net sales               $   629,577         $   652,969       -4%
                                     ===========         ===========

Operating income:
    Barton                           $    46,370         $    41,380       12%
    Canandaigua Wine                      16,453              18,850      -13%
    Matthew Clark                         18,431              15,193       21%
    Franciscan                             9,001               5,991       50%
    Corporate Operations and Other        (5,017)             (4,036)      24%
                                     -----------         -----------
Consolidated operating income        $    85,238         $    77,378       10%
                                     ===========         ===========

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)

                                     Nine Months         Nine Months
                                        Ended               Ended
                                  November 30, 2000   November 30, 1999  Percent
                                     (unaudited)         (unaudited)     Change
                                  -----------------   -----------------  -------
Gross sales                          $  2,436,637        $  2,383,909       2%
Net sales                            $  1,852,647        $  1,804,718       3%
Cost of product sold                   (1,260,082)         (1,249,781)      1%
                                     ------------        ------------
    Gross profit                          592,565             554,937       7%
Selling, general and
  administrative expenses                (379,159)           (368,130)      3%
Nonrecurring charges                         -                 (5,510)     N/A
                                     ------------        ------------
    Operating income                      213,406             181,297      18%
Interest expense, net                     (81,797)            (78,219)      5%
                                     ------------        ------------
    Income before income taxes            131,609             103,078      28%
Provision for income taxes                (52,644)            (41,231)     28%
                                     ------------        ------------
    Net income                       $     78,965        $     61,847      28%
                                     ============        ============

Earnings per common share:
    Basic                            $       4.31        $       3.43      26%
    Diluted                          $       4.24        $       3.34      27%
Weighted average common shares
  outstanding:
    Basic                                  18,308              18,023       2%
    Diluted                                18,642              18,502       1%

Segment Information:
Net sales:
    Barton
      Beer                           $    538,585        $    457,961      18%
      Spirits                             224,203             207,697       8%
                                     ------------        ------------
        Net sales                    $    762,788        $    665,658      15%
    Canandaigua Wine
      Branded                        $    455,950        $    477,361      -4%
      Other                                58,082              63,541      -9%
                                     ------------        ------------
        Net sales                    $    514,032        $    540,902      -5%
    Matthew Clark
      Branded                        $    225,338        $    248,411      -9%
      Wholesale                           293,958             306,802      -4%
                                     ------------        ------------
        Net sales                    $    519,296        $    555,213      -6%
    Franciscan                       $     71,100        $     44,610      59%
    Corporate Operations and Other   $      2,685        $      4,122     -35%
    Intersegment eliminations        $    (17,254)       $     (5,787)    198%
                                     ------------        ------------
Consolidated net sales               $  1,852,647        $  1,804,718       3%
                                     ============        ============

Operating income:
    Barton                           $    135,818        $    114,839      18%
    Canandaigua Wine                       34,849              34,869       0%
    Matthew Clark                          41,027              34,503      19%
    Franciscan                             18,659               7,562     147%
    Corporate Operations and Other        (16,947)            (10,476)     62%
                                     ------------        ------------
Consolidated operating income        $    213,406        $    181,297      18%
                                     ============        ============

                                  ATTACHMENT A

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


     The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The statements set forth in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of future results of operations, and in particular, (i) the Company's estimated net sales growth for the quarter ending February 28, 2001, and (ii) the Company's estimated fully diluted earnings per share for the quarter ending February 28, 2001, (which estimates are set forth above under the heading "Outlook"), should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that any forward-looking statement in this press release will be realized or that actual results will not be significantly higher or lower than set forth in such forward-looking statement. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties:

PERFORMANCE OF WHOLESALE DISTRIBUTORS

* In the United States, we sell our products principally to wholesalers for resale to retail outlets, including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products, which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

SUPPLIERS, RAW MATERIALS AND PRICE FLUCTUATIONS

* Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, and alcohol from third-party suppliers and packaging materials. We could experience raw material supply, production or shipment difficulties, which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one or our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

COMPETITION

* We are in a highly competitive industry and the dollar amount, and unit volume, of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

CONSUMPTION OF PRODUCTS WE SELL

     Consumer purchasing patterns and preferences may impact the consumption of the products we sell. There are a variety of factors that may cause consumers to decrease the amount and type of alcohol products purchased, including but not limited to the following:
* concerns about the health consequences of consuming beverage alcohol products and about drinking and driving;
* a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; and
*    activities of anti-alcohol consumer groups.

EXCISE TAXES AND GOVERNMENT RESTRICTIONS

* In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts, which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal Bureau of Alcohol, Tobacco and Firearms and various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its excise trade under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

CURRENCY RATE FLUCTUATIONS/FOREIGN OPERATIONS

     The Company has operations in different countries and, therefore, is subject to the risks associated with currency fluctuations. The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's foreign operations or imported beer products.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CONSTELLATION BRANDS, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Executive Vice
                                             President and Chief Financial
                                             Officer


                                  SUBSIDIARIES


                                        BATAVIA WINE CELLARS, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA WINE COMPANY, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA EUROPE LIMITED

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA LIMITED

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Finance Director
                                             (Principal Financial Officer and
                                             Principal Accounting Officer)


                                        POLYPHENOLICS, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ROBERTS TRADING CORP.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, President and
                                             Treasurer

                                        CANANDAIGUA B.V.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Chief
                                             Financial Officer


                                        FRANCISCAN VINEYARDS, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ALLBERRY, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        CLOUD PEAK CORPORATION

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        M.J. LEWIS CORP.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        MT. VEEDER CORPORATION

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        BARTON INCORPORATED

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                        BARTON BRANDS, LTD.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BEERS, LTD.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF CALIFORNIA, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF GEORGIA, INC.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON CANADA, LTD.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON DISTILLERS IMPORT CORP.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON FINANCIAL CORPORATION

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        STEVENS POINT BEVERAGE CO.

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        MONARCH IMPORT COMPANY

Dated:  January 4, 2001                 By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None